PROMISSORY NOTE


$12,772,200                                                        JUNE 15, 1999


     FOR VALUE RECEIVED, the undersigned, ANGELO S. MORINI (hereinafter referred to as the "Maker"), hereby promises to pay to the order of GALAXY FOODS COMPANY, a Delaware corporation, located at 2441 Viscount Row, Orlando, Florida 32809, its successors and assigns (hereinafter referred to as the "Payee") the principal amount of TWELVE MILLION SEVEN HUNDRED SEVENTY-TWO THOUSAND TWO HUNDRED DOLLARS ($12,772,200), in accordance with the provisions of this Promissory Note ("Note"). Except upon the occurrence of an Event of Default, no interest shall accrue on the principal balance hereof. All payments of this Note shall be made in lawful currency of the United States of America in immediately available funds.

     This Note is given pursuant to that certain Loan Agreement entered into between the Maker and the Payee as of the date hereof. The repayment of the outstanding principal balance hereunder is to be secured by 2,571,429 shares of the common stock, par value $.01, of Payee issued to Morini Investments Limited Partnership and represented by certificate number ____ (the "Galaxy Shares"). Such security interest is described more particularly in that certain Stock Pledge Agreement entered into between the Maker and the Payee as of the date hereof. All terms not defined herein shall have the meaning ascribed to them in the Loan Agreement.

     The outstanding principal amount of this Note shall be paid in full on that date which is seven (7) years subsequent to the date first written above (the "Maturity Date"). This Note may be prepaid at any time in whole or in part, without penalty, at any time. No partial prepayment shall excuse or defer Maker's subsequent payment obligations.

     The Maker shall be in default hereunder in the event the entire outstanding principal amount hereunder is not paid in full by the Maturity Date. An Event of Default under either the Loan Agreement or the Stock Pledge Agreement shall also be considered an Event of Default hereunder. Upon the occurrence of any Event of Default, the outstanding principal amount of this Note shall thereafter bear interest at the rate of ten percent (10%) per annum until all such amounts are paid in full. The holder of this Note shall further have the rights with regard to the Galaxy Shares as provided in the Loan Agreement and the Stock Pledge Agreement.

     Nothing contained herein shall be construed or so operate as to require Maker, or any person liable for the payment of the loan made pursuant to this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law as amended from time to time. Should any interest or other charges paid by Maker, or any party liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by the Payee, it being the intent of the parties hereto that under no circumstances shall Maker or any party liable for the payment of the loan hereunder be required to pay interest in excess of the highest rate permissible under applicable law as amended from time to time.

     Notwithstanding anything to the contrary contained herein, the Payee shall have no recourse against the Maker with regard to the collection of any amounts due or accrued hereunder. Payee's sole recourse for the collection of the indebtedness described herein shall be the Galaxy Shares and/or the proceeds from the sale thereof.

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     No act of  omission  or  commission  of the holder of this Note,  including specifically any failure to exercise any right, remedy or recourse, shall be a waiver of any right, remedy or recourse unless in writing executed by such holder, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event.

     This Note may not be changed, altered, modified, or terminated except by an agreement or discharge in writing signed by the Payee and the party who is the owner and holder of this Note at the time enforcement of any change, alteration, modification, or discharge is sought.

     This Note may be transferred only at the office of the Payee by the surrender hereof for cancellation, and upon the payment of any stamp tax or other governmental charge connected with the transfer. If this Note is transferred, a new note of like tenor, date and maturity shall be issued to the transferee.

     This Note shall be construed and enforced in accordance with Florida law.


                                                  MAKER:

                                                  /s/ Angelo S. Morini
                                                  -------------------------
                                                  ANGELO S. MORINI

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